UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 24, 2007

The Immune Response Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-18006	33-0255679
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5931 Darwin Court, Carlsbad, California		92008
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(760) 431-7080

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 3.02 Unregistered Sales of Equity Securities.

As previously reported, in March 2006 we closed a private placement of secured convertible notes and warrants to accredited investors. The notes had an aggregate original principal amount of $8,000,000. The conversion price of the notes is (giving effect to our December 2006 1-for-100 reverse stock split) $2.00 per share. The noteholders also received warrants entitling them to (giving effect to our December 2006 1-for-100 reverse stock split) purchase 12,000,000 shares of our common stock at $2.00 per share. The warrants are divided into two tranches, each consisting of warrants to (giving effect to our December 2006 1-for-100 reverse stock split) purchase 6,000,000 shares. The unexercised warrants from the first tranche expired on August 7, 2006.

On January 24, 2007 one noteholder converted $20,000 of outstanding principal balance plus accrued interest of $1,435 into 10,718 shares of common stock pursuant to the terms of the notes at $2.00 per share.

The 10,718 note conversion shares were issued to the accredited investor noteholder pursuant to the Securities Act Section 3(a)(9) registration exemption.

After the January 24, 2007 note conversion, the aggregate outstanding principal balance of the notes is $5,457,500.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Immune Response Corporation

January 30, 2007	By:	/s/ Michael K. Green

Name: Michael K. Green
Title: Chief Operating Officer and Chief Financial Officer